UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

SIRICOMM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18399	62-1386759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4710 East 32nd Street, Joplin, MO	64804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 626-9961

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 1, 2006, SiriCOMM, Inc. entered into a letter agreement with Matthew R. McKenzie under which Mr. McKenzie will serve as our Chief Financial Officer commencing September 1, 2006. The letter agreement is filed as Exhibit 99.1 to this report. The agreement calls for annual compensation of $135,000, a one-time $10,000 signing bonus, a health insurance reimbursement benefit until Mr. McKenzie is eligible for the Company’s health benefits plan, and a grant of 75,000 options to purchase shares of our common stock.

        On August 31, 2006, SiriCOMM, Inc. entered into an employment agreement with William W. Graham, our President and Chief Executive Officer for a term of two years. This agreement supersedes the letter agreement entered into between SiriCOMM and Mr. Graham dated July 5, 2006. The employment agreement is filed as Exhibit 99.2 to this report. The employment agreement calls for annual compensation of $250,000 and the issuance of an aggregate of 100,000 shares of our common stock, 50,000 shares vest on the first day of the thirteenth month of the term of the agreement and the other 50,000 shares vest on the last day of the term of the agreement.

Item 1.02 Termination of a Material Definitive Agreement

        Mr. Graham agreed to terminate his letter agreement dated July 5, 2006 simultaneously with signing his employment agreement.

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officer

        (b)(c) On September 1, 2006, our board of directors appointed Mr. Matthew R. McKenzie to serve as Chief Financial Officer. Additional information concerning the agreement SiriCOMM entered into is set forth in Item 1.01, above. Disclosure concerning the current compensation to be paid to Mr. McKenzie is incorporated by reference into this Item 5.02.

        Matthew R. McKenzie is 37 years old. Mr. McKenzie, a Certified Public Accountant, has over twelve years of financial and operational management experience. He initially was employed by SiriCOMM from February 2005 until September 2005 as its Controller and Director of Customer Support. Prior to rejoining SiriCOMM, Mr. McKenzie was the Director of Financial Services for The Empire District Electric Company (NYSE:EDE) (“Empire”). At Empire Mr. McKenzie was involved in funding transactions and merger and acquisition activities. From September 2001 until February 2005 Mr. McKenzie was the Chief Financial Officer and President of Fast Freedom, Inc., a subsidiary of Empire. Fast Freedom is the largest internet service provider in Joplin, Missouri. From July 2001 to May 2002 Mr. McKenzie was a consultant and Chief Financial Officer of Fast Freedom. While at Fast Freedom, Mr. McKenzie was responsible for that company’s P&L, strategic planning, sales and marketing and customer service, as well as accounting and human resources. While at Fast Freedom Mr. McKenzie was instrumental in its growth from a start-up company into the largest Internet service provider in the Joplin, Missouri area. Mr. McKenzie received a Bachelor of Science degree in Business Administration from Missouri Southern State University.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

99.1	Letter Agreement between SiriCOMM, Inc. and Matthew R. McKenzie, dated September 1, 2006

99.2	Employment Agreement between SiriCOMM, Inc. and William W. Graham dated August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006

SIRICOMM, INC. (Registrant)

By	/s/ William W. Graham
William W. Graham Chief Executive Officer

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